Exhibit 10.02

CONSENT TO TRANSACTION AND
GUARANTY OF PAYMENT

THIS GUARANTY OF PAYMENT (this “Guaranty”) is made as of the 21st day of April, 2014, by EXCEL CORP., a Delaware corporation with its offices at ____________________________ (the “Guarantor” or “Excel”) in favor of SHADOW TREE INCOME FUND A LP, a Delaware limited partnership having an address at 8 Hollowtree Road, Briarcliff Manor, New York 10510 (the “Lender”).

RECITALS:

WHEREAS, on or about January 28, 2014, E-Cig Ventures LLC, a Delaware limited liability company (“Borrower”) purchased from Payprotec Oregon LLC d/b/a Securus Payments (“Securus”) the first two hundred thousand dollars ($200,000) in net monthly residuals (net of all fees and obligations to ISO's or SPs (as those terms are defined in the Residual Purchase Agreement (the “RPA”) dated January 28, 2014 by and between Borrower and Securus) to be received by Securus from First Data Merchant Services Corporation ("FDC") (the "Residuals"); and

WHEREAS, Securus and Borrower entered into an Option Agreement (the “Option Agreement”), with an effective date of January 27, 2014, pursuant to which Securus has the option to repurchase the Residuals for (a) $2,200,000 (if repurchased within 90 days after closing on the sale pursuant to the RPA) or (b) $2,400,000 (if repurchased more than 90 days after such closing); and

WHEREAS, Guarantor will, upon the closing of the transactions contemplated by a Securities and Exchange Agreement (the "Securities and Exchange Agreement") dated as of February 17, 2014, as amended on April 10, 2014, by and among Excel, Securus, Mychol Robirds, Steven Lemma, own 90% of the membership interests in Securus; and;

WHEREAS, contemporaneously herewith, the Lender is, pursuant to a Loan and Security Agreement of even date herewith (“the Loan and Security Agreement”), lending Borrower $1,500,000 (the “Loan Amount”), which Loan Amount is evidenced a promissory note of even date herewith , made by Borrower to Lender, bearing interest at 13% per annum, (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note,” a copy of which is attached hereto as Exhibit “A” and is incorporated by reference herein); and

WHEREAS, the LSA also provides that the Loan Amount is due and payable upon the earliest (the “Maturity Date”) of (a) April 20, 2015, (b) the repurchase of the Residuals by Securus or (c) their sale to a third party; and

WHEREAS, the Note is secured by, among other things, all of Borrower’s assets including, but not limited to, the Residuals; and

WHEREAS, the Lender requires, as a condition to accepting the Note from Borrower, that: (a) the Guarantor execute and deliver this Guaranty for the benefit of the Lender, (b) agree that all of the rights and obligations of Securus under the RPA and the Option Agreement, and the guaranties (the “Guarantees”) given by Mychol Robirds (“Robirds”) and Steven Lemma (“Lemma”) to Borrower in connection with the RPA, will remain in full force and effect following, and not be in any way affected by, the Loan and Security Agreement and (c) that Guarantor affirm and guaranty all of the obligations of any of Lemma, Robirds and/or Securus under the RPA, the Option Agreement and/or the Guarantees.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender to accept the Note from the Borrower, the Guarantor hereby represents, warrants and covenants to the Lender as follows:

1.          Guarantor hereby consents to Borrower granting Lender a security interest in and to the Residuals, and in and to all of Borrower’s rights under the RPA and the Option Agreement.

2.          Guarantor hereby represents, covenants and warrants that the obligations of Securus under the RPA and the Option Agreement, and the obligations of Lemma and Robirds under their respective Guarantees, will remain in full force and effect following the consummation of the transactions contemplated by the Securities and Exchange Agreement and will in no way be affected thereby.

3.          Guarantor represents, covenants and warrants that, if Borrower defaults under any of the Loan Documents, it will attorn to the Lender and recognize Lender as the Purchaser under the RPA and the Optionor under the Option Agreement. Lender, by virtue of Borrower’s default under the Loan Agreements, wil be deemed to have assumed and agreed to be bound, as substitute Borrower or Optionor, whichever is applicable, by the terms and conditions of said RPA and Option Agreement until the Maturity Date, except that such assumption shall not be deemed of itself an acknowledgment of Lender of the validity of any then existing claims of Securus and/or Excel against Borrower and/or any of its principals. All rights and obligations herein and hereunder to continue as though such default had not occurred had not been brought, except as aforesaid. Excel agrees to execute any and all documents, take any and all steps and deliver to Lender such further assurance, confirming the foregoing as Lender may reasonably request.

4.          In addition to, and not in limitation of Paragraph 2 above, Excel represents, covenants, warrants and reaffirms that (a) each of the Guarantees remains in full force and effect and that (b) should Borrower default under any of the Loan Documents, Lender will accede to all of Borrower’s rights under the RPA, the Option Agreement and the Guarantees including, but not limited to, enforcing any rights against him under any of the aforesaid, the performance of each is hereby guaranteed by Guarantor.

5.           In addition to, and not in limitation of Paragraph 2 above, Excel specifically represents, covenants and warrants that it will:

a.	Make such payments as are due under the RPA and/or the Option Agreement directly to Lender, upon Borrower’s written request prior to any default under any of the Loan Documents; and
b.	Upon written notice from Lender that Borrower is in default under any of the Loan Documents, make such payments are due under the RPA and/or the Option Agreement directly to Lender

6.          Borrower specifically represents, covenants and warrants that, if it is in default under any of the Loan Documents, Lender shall have the right, without further notice to Borrower or any of its principals, to direct Excel to make such payments as are required under the RPA and/or the Option Agreement directly to Lender.

7.           Authorization and Enforceability of Loan Documents.  The Note, this Guaranty, the Loan and Security Agreement, the RPA, the Option Agreement by and between Securus and Borrower; the guaranties given by any Other Guarantor to Lender; the guaranties given by Mychol Robirds (“Robirds”) and Steven Lemma (“Lemma”) to Borrower in connection with the RPA; the guaranties being given by each of Ruben Azrak (“Azrak”) and Shalom Auerbach (“Auerbach”; Azrak and Auerbach being an “Other Guarantor”) to Lender of even date herewith, together with all extensions, renewals, modifications, substitutions and amendments of any of the foregoing (collectively the “Loan Documents”) have been duly authorized and executed by all parties thereto and are legal, valid and binding instruments, enforceable against each such party in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

8.           Obligations Guaranteed.  The Guarantor unconditionally guarantees to the Lender (i) the prompt and unconditional payment of all sums due under the Note, whether now or hereafter advanced, as the same shall become due and payable thereunder, whether at stated maturity, by acceleration or otherwise, and any and all sums of money that, at the time, may have become due and payable under the provisions of the Note, the Loan and Security Agreement and/or any other Loan Document, and the due and prompt performance of all of the terms, agreements, covenants and conditions of the Note, the Loan and Security Agreement and any of the other Loan Documents, and (ii) payment in full of any and all expenses that may be paid or incurred by the Lender in the collection of all or any portion of the Guarantor’s obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Lender under the Loan Documents or hereunder including, without limitation, reasonable attorneys’ fees, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrower’s obligations.

9.           Unconditional Guaranty.  This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce the Lender’s rights against the Borrower or any Other Guarantor or to collect from the Borrower or any Other Guarantor or upon any other condition or contingency; accordingly, the Lender shall have the right to proceed against the Guarantor immediately upon any Event of Default (as defined in the Loan Agreement or the Note) under the Loan Agreement, without taking any prior action or proceeding to enforce the Loan Documents or any of them or for the liquidation or foreclosure of any security the Lender may at any time hold pursuant thereto.

10.           Waiver and Release by Guarantor.  The Guarantor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) that the Guarantor may have against the Borrower arising from a payment made by the Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of the Guarantor or any right of the Guarantor to proceed against the Borrower for reimbursement.  It is expressly understood that the waivers and agreements of the Guarantor constitute additional and cumulative benefits given to the Lender for its security and as an inducement for its extension of credit to the Borrower.  The Lender may at any time and from time to time take any and all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from the Guarantor any amounts then due and payable hereunder by the Guarantor and to cause the Guarantor to fulfill its obligations hereunder.  The Lender may at any time and from time to time take any and all actions and enforce all rights and remedies available to it hereunder or under applicable law to collect from the Guarantor any amounts then due and payable hereunder by the Guarantor and to cause the Guarantor to fulfill their respective obligations hereunder.

11.           Liability Unimpaired.  The Guarantor’s liability hereunder shall in no way be limited or impaired by, and the Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with the Lender by the Borrower, the Guarantor and/or any Other Guarantor.  In addition, the Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Note, (iii) any exculpatory provision in any of said instruments limiting Lender’s rights to a deficiency judgment against the Borrower and/or any Other Guarantor, (iv) the release of the Borrower and/or any Other Guarantor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) the Lender’s failure to file any Uniform Commercial Code financing statements (or the Lender’s improper recording or filing of same) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to the Lender in connection with the Loan, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to the Borrower’s obligations under the Loan Documents to payment of its obligations under the Note, (viii) the inaccuracy of any of the representations and warranties made by the Borrower in the Loan Agreement or (ix) any other action or circumstance whatsoever that constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of the Borrower for its obligations under any of the Loan Documents or of the Guarantor under this Guaranty; and, in any such case, whether with or without notice to the Guarantor and with or without consideration.

12.          Preservation of Loan Documents.  The Guarantor will cause the Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit the Borrower to take or fail to take actions of any kind which might be the basis for a claim that the Guarantor has a defense to the Guarantor’s obligations hereunder.

13.           Security; Guarantor’s Events of Default.  As security for any and all of the obligations of the Guarantor under this Guaranty, now existing or hereafter arising hereunder or otherwise (collectively, the “Liabilities”), the Guarantor hereby grants to the Lender a lien upon and a security interest in and to all of its right, title and assets of any kind or type including, but not limited to, Guarantor’s membership interests in Securus, whether now owned or hereinafter acquired, and the proceeds thereof; and any all of its funds, securities, choses in action and any and all other forms of property whether real, personal or mixed, and any right, title or interest of the Guarantor therein or thereto, and the proceeds thereof.

14.          Upon the occurrence of any of the following events (each, a “Guarantor’s Event of Default”):  a) the Guarantor defaults under this Guaranty or any Loan Document or any other agreement with the Lender to which the Guarantor is a party; b) any representation or warranty made by the Guarantor herein or in any other Loan Document to which the Guarantor is a party is false or untrue as of the date such representation or warranty is made; c) the Guarantor commences any case, proceeding, or other action under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeks to have an order for relief entered with respect to the Guarantor or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to the Guarantor or the Guarantor’s debts, or seeks the appointment of a receiver, trustee, custodian, or other similar official for the Guarantor or for all or any substantial part of the Guarantor’s property; d) the Guarantor makes a general assignment for the benefit of creditors; e) there is commenced against the Guarantor, any case, proceeding or other action of the type referred to in clause (c) above or seeking the issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the Guarantor’s property, which case, proceeding or other action results in an entry of an order for relief or is not dismissed, discharged or bonded within sixty (60) days of the commencement thereof; f) the Guarantor takes any action indicating the Guarantor’s consent to, approval of, or acquiescence in or in furtherance of, any of the acts set forth in clause (c) and (e) above; g) the death or incapacity of a Guarantor, if an individual; h) the Guarantor admits in writing the Guarantor’s inability to pay the Guarantor’s debts as they mature; or i) the existence or occurrence at any time of one or more conditions or events that, in the sole opinion of the Lender, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of the Guarantor; then, any or all of the obligations of the Guarantor shall, at the Lender’s option, become (for the purpose of this Guaranty) immediately due and payable by the Guarantor, without demand or notice.  In addition, upon the occurrence of any Guarantor’s Event of Default, the Lender shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code as in effect in the State of New York at that time.  The Guarantor agrees that, in the event that notice is necessary, written notice mailed to the Guarantor at the address set forth on the signature page hereof five (5) days prior to the date of public sale of the property subject to the lien and security interest created herein or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient.  A default by Borrower and/or any Other Guarantor shall also constitute an Event of Default hereunder.

15.          Indemnification; Payments; Certain Waivers.  The Guarantor (i) waives any right or claim of right to cause a marshalling of the Borrower’s and/or any Other Guarantor’s assets or to cause the Lender to proceed against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against the Guarantor, (ii) agrees that any payments required to be made by the Guarantor hereunder shall become due on demand in accordance with the terms of Paragraph 2 hereof and without presentment to the Borrower and/or any Other Guarantor, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors.  Without limiting the generality of the foregoing, the Guarantor hereby waives all rights (x) to participate in any claim or remedy the Lender may now or hereafter have against the Borrower and/or any Other Guarantor or in any collateral that the Lender has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from the Borrower, any Other Guarantor, or any other person now or hereafter primarily or secondarily liable for any of the Borrower’s obligations to the Lender, and whether arising by contract or operation of law or otherwise by reason of the Guarantor’s execution, delivery or performance of this Guaranty.  The Guarantor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against the Borrower or any Other Guarantor that the Guarantor may have (the “Undersigned’s Rights”); provided, however, that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of the Lender’ acts, and (ii) until the Loan shall have been paid in full, the Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to the Lender’s rights against the Guarantor under this Guaranty or against the Borrower and/or any Other Guarantor under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any collateral securing the Note.

16.           Reinstatement.  This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by the Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Other Guarantor, the Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, the Guarantor, any Other Guarantor or any other person or for a substantial part of the Borrower’s, the Guarantor’s, the Other Guarantor’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made.  The Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of the Lender in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by the Guarantor pursuant hereto and covered by the Guarantor’s indemnity pursuant to Paragraph 7 above.

17.           Litigation; Compliance with Judgments.  Guarantor represents and warrants with respect to itself that there are no actions, suits or proceedings pending or threatened against or affecting him, at law, in equity or before or by any governmental authorities that would have a material effect on Guarantor’s ability to perform Guarantor’s obligations hereunder; to the best of Guarantor’s knowledge, Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

18.           Authorization and Enforceability; No Conflicts.  Guarantor has the full power and authority to enter into and perform Guarantor’s obligations under this Guaranty and this Guaranty is a legal, valid and binding instrument, enforceable against Guarantor in accordance with its terms.  Guarantor represents and warrants with respect to itself that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Guarantor is a party or by which it may be bound or affected.

19.           Compliance with Laws.  Guarantor represents and warrants with respect to itself that it is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to Guarantor, and agrees that Guarantor will comply promptly with all laws now or hereafter in effect having applicability to Guarantor.

20.           Accuracy of Information; Full Disclosure.  Guarantor represents and warrants with respect to itself that neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of such Guarantor to the Lender in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of Guarantor, contains any untrue or misleading statement of a material fact; there is no fact that Guarantor has not disclosed to the Lender in writing that materially affects adversely any of the property covered by the Mortgage or the business affairs or financial condition of Guarantor, or the ability of such Guarantor to perform this Guaranty and the other Loan Documents to which such Guarantor is a party.

21.           Non-Waiver Remedies Cumulative.  No failure or delay on the Lender’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with the Lender in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute the Lender’s acquiescence in any default by the Borrower or the Guarantor under any of said documents.  A waiver by the Lender of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with the Lender in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which the Lender otherwise would have on any future occasion.  The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

22.           Transfers of Interests in Loan.  The Guarantor acknowledges that the Lender, at the Lender’s sole discretion, may sell, assign or transfer interests in the Note, this Guaranty and the other Loan Documents to one or more participants, purchasers or assignees (collectively, “Participants”) and agrees in connection therewith, all Loan Documents and other documentation, financial statements, appraisals and other data, or copies thereof, relevant to the Borrower, the Guarantor, the Note and/or the Loan and Security Agreement, may be provided to and retained by any such Participant.  The Guarantor agrees that the Lender shall have no obligation to give the Guarantor written notice of any sale, assignment or transfer of any interest or participation in the Note or any part thereof.

23.           Separate Indemnity.  The Guarantor acknowledges and agrees that the Lender’s rights (and the Guarantor’s obligations) under this Guaranty shall be in addition to all of the Lender’s rights (and all of the Guarantor’s obligations) under any indemnity agreement executed and delivered to the Lender by the Borrower, any Other Guarantor or the Guarantor in connection with the Note, and payments by the Guarantor under this Guaranty shall not reduce any of the Guarantor’s obligations and liabilities under any such indemnity agreement.

24.           Severability.  Any provision of this Guaranty, or the application thereof to any person or circumstance, that, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

25.           Entire Agreement; Amendments.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

26.           Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of the Lender and the Guarantor and their respective heirs, personal representatives, successors and assigns.  This Guaranty may be assigned by the Lender with respect to all or any portion of the obligations guaranteed hereby, and when so assigned the Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of the Guarantor hereunder to the Lender with respect to any portion of the obligations guaranteed hereby retained by the Lender.

27.          WAIVER OF TRIAL BY JURY.  THE GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, THE LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE GUARANTOR AND THE LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE GUARANTOR AND THE LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

28.          ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. THE GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF THE LENDER ON THIS GUARANTY, ANY AND EVERY RIGHT THE GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT THE GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST THE LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

29.           Governing Law; Submission to Jurisdiction.  This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law).  The Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in the County of Westchester over any suit, action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York state or federal court sitting in the County of New York may be made by certified or registered mail, return receipt requested, directed to the Guarantor at the address set forth on the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

30.           Paragraph Headings.  Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

31.           Liability Unaffected by Release.  Any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of the Guarantor hereunder.

32.           Joint and Several Obligations.  If more than one Person comprises the Guarantor, then each such Person’s obligations and liability under this Guaranty shall be joint and several.

Notices.  Notices shall be given in the manner provided in the Note and Loan and Security Agreement and with respect to the Guarantor at the address set above

33.           Principles of Construction.  All references to sections, paragraphs, schedules and exhibits are to sections, schedules and exhibits in or to this Guaranty unless otherwise specified.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  The recitals to this Guaranty shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation.  Whenever the context requires, each gender shall include all other genders.

34.           Audit; Inspection of Records. Excel agrees that, upon reasonable prior notice, it will permit any representative of Lender, during Excel’s normal business hours, not more often than quarterly unless an Event of Default (as defined in any of the Loan Documents) occurs and then as often as desired, to examine all the books of account, records, reports and other papers of Excel relating to the Residuals, to make copies and extract therefrom, to cause such books to be audited by independent accountants and to discuss the affairs, finances and accounts relating to the Residuals with its officers, employees and independent accountants (by this provision Excel hereby authorized said accountants to discuss with such representatives such affairs, finances and accounts).

35.           Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Guaranty.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first above written.
IN PRESENCE OF:

EXCEL CORP., Guarantor

By:
RUBEN AZRAK, its CEO